Exhibit 99.1

Media Relations Department P.O. Box 1734, Atlanta, GA 30301 Telephone (404) 676-2121

CONTACT:    Investors: Jackson Kelly

(404) 676-7563

Media:  Dana Bolden

(404) 676-2683

THE COCA-COLA COMPANY REPORTS

FIRST QUARTER 2009 RESULTS

•                  Solid worldwide unit case volume growth of 2 percent in the quarter; International unit case volume growth of 3 percent.

•                  Global volume and value share gains continued across key markets and categories.

•                  Currency neutral comparable operating income growth exceeded the Company’s long-term currency neutral profit target.

•                  First quarter reported EPS was $0.58.  Comparable EPS was $0.65, down 3 percent versus prior year reflecting negative currency impact.

•                  Productivity initiatives accelerating and on track to deliver $500 million in annualized savings by year-end 2011.

ATLANTA, April 21, 2009 — The Coca-Cola Company today reported solid first quarter 2009 results despite a challenging economic environment, with unit case volume increasing 2 percent, successfully cycling 6 percent growth in the prior year quarter.  Acquisitions contributed 1 percentage point of unit case volume growth for the quarter.

Internationally, the Company achieved broad-based unit case volume growth of 3 percent.  Unit case volume increased in key emerging markets, with 31 percent growth in India, 10 percent growth in China, high single-digit growth in Southern Eurasia, Thailand and Vietnam and mid single-digit growth in Korea and Nigeria.

During the quarter, Latin America continued with strong unit case volume growth of 5 percent, led by a 6 percent increase in Mexico and a 4 percent increase in Brazil, as well as continued volume and value share gains in both sparkling and still beverages.

- more -

Europe outperformed the industry and gained volume and value share.  Unit case volume growth of 3 percent in Northwest Europe was offset by significant macroeconomic challenges in Central and Eastern Europe resulting in unit case volume for the group declining 2 percent in the quarter, cycling 4 percent growth in the prior year quarter.

North America again outperformed the industry, gaining nonalcoholic ready-to-drink share for the fifth consecutive quarter.  North America realized sequential improvement with unit case volume declining 2 percent in the quarter.

In Japan, unit case volume was even, outperforming the nonalcoholic ready-to-drink industry and resulting in the fourth consecutive quarter of share gains.

Sparkling beverage unit case volume was even in the quarter.  International sparkling beverage unit case volume increased 1 percent in the quarter, cycling 5 percent growth.

Still beverage unit case volume increased 9 percent in the quarter, led by strong growth across the portfolio, including juices and juice drinks, sports drinks, teas, and water brands.  International still beverage unit case volume increased 13 percent in the quarter.

Globally, the Company gained volume and value share in nonalcoholic ready-to-drink beverages for the seventh consecutive quarter.

Financial Highlights

The Company reported first quarter 2009 earnings per share of $0.58.  After considering items impacting comparability, earnings per share for the quarter were $0.65, a decrease of 3 percent versus the 2008 first quarter.  Reported earnings per share for the first quarter of 2009 included a net charge of $0.07 per share primarily related to restructuring charges and asset write-downs.  Reported earnings per share for the first quarter of 2008 were $0.64, including a net charge of $0.03 per share primarily related to restructuring charges and asset write-downs.  Results in the first quarter of 2009 were also positively impacted by 5 additional selling days, which will offset in the fourth quarter.

Operating income for the first quarter of 2009 decreased 1 percent on a reported basis versus the first quarter of 2008.  Items impacting comparability reduced first quarter operating income by $92 million in 2009 and by $85 million in 2008.  After considering these items, operating income was even. Excluding the impact of currency, operating income increased 17 percent, exceeding the Company’s currency neutral long-term profit target.

In February, the Company approved its 47th consecutive annual dividend increase, raising the 2009 quarterly dividend 8 percent.

The Company is currently on track to deliver $500 million in annualized savings from productivity initiatives by year-end 2011.  The continued acceleration of these efforts will enable cash flows to be redeployed to drive investments for growth.

“While the global economic environment remains challenging, we are well positioned for long-term growth.  Our business was built for times like these,” said Muhtar Kent, president and chief executive officer, The Coca-Cola Company.   “We again exceeded our long-term profit target and delivered solid volume results.  Importantly, in many worldwide markets, we outperformed the nonalcoholic ready-to-drink industry, driving further volume and value share gains.  I am confident that, armed with strong brands and solid business fundamentals, our experienced management team will continue delivering against our long-term targets.”

“Consumers around the world love and trust our brands and turn to us to provide simple moments of refreshment nearly 1.6 billion times every day.  And every week, our system reaches 20 million customers around the world with innovative, category-leading brands and services that deliver at the point-of-sale.  There really is no better consumer business to be in today…or tomorrow.”

“Further, our business has historically generated significant cash flow in all economic conditions, enabling us to invest in key brands and geographies, and consistently return value to our shareowners.  This is clearly reflected by our 47th consecutive annual dividend increase and the continued investment behind our growing stable of billion dollar brands.”

“Our strong foundation, consistent set of strategic priorities, and alignment with our invaluable bottling partners were drivers of our continued success this quarter.  Our system is truly like no other, and is now more aligned and more capable of creating value for our consumers, our customers, and our shareowners.  All of this provides us confidence that The Coca-Cola Company will continue to deliver consistent, long-term sustainable growth and with great resolve will come out of this tumultuous period much better than when we entered.”

(All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.)

(All references to unit case volume percentage changes are computed based on average daily sales for the first quarter.)

Q1 2009

	Unit Case Volume	Net Revenues	Operating Income	Currency Neutral Comparable Operating Income
Total Company	2%	(3%)	(1%)	17%

Eurasia and Africa	3%	(10%)	(9%)	17%
Europe	(2%)	(13%)	(6%)	8%
Latin America	5%	(5%)	(10%)	14%
North America	(2%)	8%	32%	35%
Pacific	4%	14%	18%	13%
Bottling Investments	(4%)	(13%)	—	—

Eurasia and Africa

•                  The Eurasia and Africa Group’s unit case volume increased 3 percent in the quarter, successfully cycling 5 percent growth in the prior year quarter.  Net revenues for the quarter decreased 10 percent, reflecting a double-digit negative impact from currencies partially offset by an 8 percent increase in concentrate sales including the impact from the additional shipping days in the quarter as well as positive pricing and mix.  Operating income for the quarter decreased 9 percent, reflecting the decrease in net revenues primarily related to currency, and the continued investment in key marketing and business initiatives.

•                  Eurasia and Africa delivered solid unit case volume growth, with sparkling beverages increasing 2 percent and still beverages increasing 4 percent for the quarter.  Unit case volume increased across most markets in the quarter, led by India increasing 31 percent, cycling double-digit growth from the prior year.  India gained volume and value share in both sparkling and still beverages.  Southern Eurasia increased unit case volume 7 percent, cycling 8 percent growth from the prior year.  In Africa, unit case volume increased 6 percent in Nigeria and increased 2 percent in South Africa.  Russia’s unit case volume declined 18 percent in the quarter, reflecting the impact of a continued challenging macroeconomic environment, while maintaining nonalcoholic ready-to-drink volume and value share.

Europe

•                  Europe Group unit case volume decreased 2 percent in the quarter, cycling 4 percent growth in the prior year quarter, reflecting the more challenging macroeconomic environment.  Net revenues for the quarter decreased 13 percent, primarily driven by a double-digit negative impact from currency, partially offset by a 1 percent increase in concentrate sales which included the impact of the additional shipping days in the quarter and the shift of the Easter holiday into the second quarter, and also partially offset by positive pricing and mix.  Operating income decreased 6 percent reflecting the impact of the lower net revenues, primarily related to currency, partially offset by tight expense controls.

•                  In a declining market, Europe outperformed the industry in sparkling and still beverages and gained volume and value share in nonalcoholic ready-to-drink beverages in most countries including Germany, Great Britain, Italy and France.

•                  Sparkling beverages gained share despite declining 3 percent, which reflects the challenging environment. Trademark Coca-Cola declined 2 percent, but outperformed the category.  Still beverages increased 4 percent for the quarter and gained volume and value share.  Strong performance in Great Britain was offset by weakness in Germany and Spain as well as a mid single-digit decline in Eastern Europe as these countries were more severely impacted by the macroeconomic conditions.

Latin America

•                  The Latin America Group once again delivered strong unit case volume growth of 5 percent in the quarter, successfully cycling 9 percent growth in the prior year quarter.  Net revenues for the quarter decreased 5 percent, primarily due to a double-digit negative impact from currencies, partially offset by a 10 percent increase in concentrate sales including the impact from the additional shipping days in the quarter, and positive pricing and mix.  Operating income for the quarter decreased 10 percent reflecting the net revenue decrease, primarily related to currency, and continuing investment in key marketing initiatives.

•                  Latin America delivered growth across the portfolio with sparkling beverages increasing 1 percent and still beverages increasing 33 percent for the quarter.  Unit case volume increased across key markets in the quarter, with Mexico and Brazil increasing 6 percent and 4 percent respectively, cycling double-digit growth from the prior year.  Acquisitions contributed 1 percentage point of the overall unit case volume growth in the quarter.

•                  Latin America continued gaining volume and value share in sparkling and still beverages.

North America

•                  North America Group unit case volume declined 2 percent in the quarter, primarily reflecting the continuing difficult macroeconomic environment.  Retail unit case volume declined 4 percent, while Foodservice and Hospitality increased 3 percent.  North America gained volume share for the fifth consecutive quarter and value share for the second consecutive quarter, despite the challenging environment.  Net revenues for the quarter increased 8 percent, reflecting a 2 percent increase in concentrate sales, including the impact from the additional shipping days in the quarter, as well as positive pricing and mix, partially offset by a low single-digit negative currency impact.  Operating income increased 32 percent for the quarter reflecting the increase in net revenues, continued investment in strategic marketing programs and a benefit from productivity initiatives and incentive costs.

•                  Though solid strategic marketing programs positively impacted sparkling beverages and improved brand health, unit case volume for sparkling beverages declined 4 percent in the quarter reflecting industry-leading bottler pricing.  Importantly, Coca-Cola Zero delivered its 12th consecutive quarter of double-digit growth, increasing unit case volume 25 percent in the quarter.

•                  Still beverage unit case volume increased 3 percent in the quarter and achieved volume share gains for the seventh consecutive quarter, due to the significant growth in Powerade, increasing unit case volume 17 percent, and continued strong share performance of Fuze, glacéau, Trademark Simply and Minute Maid Enhanced Juices.  Additionally, the performance of these premium brands delivered value share gains in the quarter.

Pacific

•                  The Pacific Group increased unit case volume 4 percent in the quarter, successfully cycling 10 percent growth in the prior year quarter.  Net revenues for the quarter increased 14 percent, reflecting a 10 percent increase in concentrate sales, including the impact from the additional shipping days, a mid single-digit currency benefit and positive pricing and mix, partially offset by the impact of structural changes.  Operating income for the quarter increased 18 percent reflecting the net revenue increase and continued investments in key business initiatives.

•                  Pacific delivered unit case volume growth across the portfolio with sparkling beverages increasing 3 percent and still beverages increasing 6 percent for the quarter led by solid performance in key markets.

•                  Unit case volume in China increased 10 percent in the quarter, cycling 20 percent growth from the prior year, led by double-digit unit case volume growth in Minute Maid and Trademark Fanta, high single-digit growth in Trademark Sprite as well as growth in Trademark Coca-Cola, each of which contributed to volume and value share gains in sparkling and still beverages for the quarter.

•                  Unit case volume in Japan was even in the quarter.  Sparkling beverage unit case volume growth of 12 percent in the quarter was led by Trademark Coca-Cola and Trademark Fanta, which grew unit case volume 14 percent and 16 percent, respectively.  Unit case volume declines in Sokenbicha and Aquarius offset strong growth in sparkling beverages.  Japan gained share in nonalcoholic ready-to-drink beverages for the quarter.

Bottling Investments

•                  The Bottling Investments Group’s unit case volume decreased 4 percent in the quarter, reflecting bottling divestitures partially offset by organic growth across most operations.  Net revenues decreased 13 percent during the quarter reflecting a double-digit negative currency impact and the impact of structural changes.  The operating income decline reflected the net revenue decrease.

Financial Review

Operating Results

Net operating revenues for the first quarter decreased 3 percent, with a 7 percent increase in concentrate sales and a 2 percent favorable impact from pricing and mix, offset by a 2 percent decrease from structural changes primarily related to bottling divestitures and a 10  percent negative currency impact.

Cost of goods sold decreased 1 percent for the quarter.  This reflects a 7 percent increase in concentrate sales as well as increases in commodity-based input costs offset by a 6 percent decrease from currency and a 4 percent decrease from structural changes primarily related to bottling divestitures.

Selling, general and administrative expenses decreased 6 percent for the quarter reflecting a 9 percent decrease from currency.  The Company continued to realize expense leverage by investing in marketing strategies to drive brand growth and by more effectively managing general and administrative expenses.

The Company had other operating charges in the first quarter totaling $92 million related to restructuring costs, productivity initiatives and asset impairments. First quarter operating income decreased 1 percent versus 2008.  After considering items impacting comparability, operating income was even for the quarter.  Currency negatively impacted comparable operating income by 17 percent in the quarter.  Based on the anticipated benefits of hedging coverage in place, the Company currently expects currencies to have an estimated 14 to 16 percent negative impact on operating income in the second quarter of 2009.

Effective Tax Rate

The reported effective tax rate for the quarter was 25.1 percent.  The underlying effective tax rate on operations for the quarter was 23.5 percent.  The variance between the reported rate and the underlying rate was due to the tax impact of various separately disclosed items impacting comparability.

The Company estimates that its underlying effective tax rate on operations for the full year 2009 will be approximately 23.5 percent.  The Company’s estimated underlying effective tax rate reflects, among other items, our best estimates of 2009 operating results and foreign currency exchange rates.  If actual results are different than these estimates, the underlying effective tax rate could change.  This rate does not reflect the impact of discrete events, which, if and when they occur, are separately recognized in the appropriate period.

Items Impacting Prior Year Results

First quarter 2008 results included a net charge of $0.03 per share primarily related to restructuring charges and asset write-downs.

Conference Call

The Company will host a conference call with investors and analysts to discuss the first quarter 2009 results today at 9:30 a.m. (EDT).  The Company invites investors to listen to the live audiocast of the conference call at the Company’s website, www.thecoca-colacompany.com in the “Investors” section.  A replay in downloadable MP3 format will also be available within 24 hours after the audiocast on the Company’s website.  Further, the “Investors” section of the Company’s website includes a reconciliation of non-GAAP financial measures that may be used periodically by management when discussing the Company’s financial results with investors and analysts to our results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(UNAUDITED)

(In millions except per share data)

	Three Months Ended
	April 3, 2009	March 28, 2008	% Change
Net Operating Revenues	$7,169	$7,379	(3)
Cost of goods sold	2,590	2,624	(1)
Gross Profit	4,579	4,755	(4)
Selling, general and administrative expenses	2,624	2,796	(6)
Other operating charges	92	85	—
Operating Income	1,863	1,874	(1)
Interest income	60	65	(8)
Interest expense	85	117	(27)
Equity income - net	17	137	(88)
Other income (loss) - net	(40)	—	—
Income Before Income Taxes	1,815	1,959	(7)
Income taxes	456	448	2
Consolidated Net Income	1,359	1,511	(10)
Less: Net income attributable to noncontrolling interests	11	11	0
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,348	$1,500	(10)

Diluted Net Income Per Share*	$0.58	$0.64	(9)
Average Shares Outstanding - Diluted*	2,319	2,351

*

For the three months ended April 3, 2009 and March 28, 2008, “Basic Net Income Per Share” was $0.58 for 2009 and $0.65 for 2008 based on “Average Shares Outstanding - Basic” of 2,313 for 2009 and 2,322 for 2008. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

(In millions except par value)

	April 3, 2009	December 31, 2008
Assets
Current Assets
Cash and cash equivalents	$6,816	$4,701
Marketable securities	263	278
Trade accounts receivable, less allowances of $53 and $51, respectively	3,139	3,090
Inventories	2,298	2,187
Prepaid expenses and other assets	2,198	1,920
Total Current Assets	14,714	12,176

Investments
Equity method investments	5,316	5,316
Other investments, principally bottling companies	441	463
Total Investments	5,757	5,779

Other Assets	1,793	1,733
Property, Plant and Equipment - net	8,425	8,326
Trademarks With Indefinite Lives	6,042	6,059
Goodwill	3,988	4,029
Other Intangible Assets	2,384	2,417
Total Assets	$43,103	$40,519

Liabilities and Shareowners’ Equity
Current Liabilities
Accounts payable and accrued expenses	$5,651	$6,205
Loans and notes payable	6,701	6,066
Current maturities of long-term debt	461	465
Accrued income taxes	356	252
Total Current Liabilities	13,169	12,988

Long-Term Debt	5,017	2,781
Other Liabilities	2,944	3,011
Deferred Income Taxes	865	877

Shareowners’ Equity
Common stock, $0.25 par value; Authorized - 5,600 shares; Issued - 3,519 and 3,519 shares, respectively	880	880
Capital surplus	8,021	7,966
Reinvested earnings	38,911	38,513
Accumulated other comprehensive income (loss)	(2,893)	(2,674)
Treasury stock, at cost - 1,207 and 1,207 shares, respectively	(24,207)	(24,213)
Equity Attributable to Shareowners of The Coca-Cola Company	20,712	20,472
Equity Attributable to Noncontrolling Interests	396	390
Total Shareowners’ Equity	21,108	20,862
Total Liabilities and Shareowners’ Equity	$43,103	$40,519

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(In millions)

	Three Months Ended
	April 3, 2009	March 28, 2008
Operating Activities
Consolidated net income	$1,359	$1,511
Depreciation and amortization	283	307
Stock-based compensation expense	53	75
Deferred income taxes	(20)	(8)
Equity income or loss, net of dividends	(3)	(122)
Foreign currency adjustments	42	(18)
Gains on sales of assets, including bottling interests	(5)	(8)
Other operating charges	74	78
Other items	100	11
Net change in operating assets and liabilities	(1,010)	(706)
Net cash provided by operating activities	873	1,120

Investing Activities
Acquisitions and investments, principally beverage and bottling companies and trademarks	(179)	(238)
Purchases of other investments	(6)	(42)
Proceeds from disposals of bottling companies and other investments	37	97
Purchases of property, plant and equipment	(467)	(386)
Proceeds from disposals of property, plant and equipment	7	14
Other investing activities	9	(2)
Net cash used in investing activities	(599)	(557)

Financing Activities
Issuances of debt	5,758	3,204
Payments of debt	(3,001)	(1,825)
Issuances of stock	10	316
Purchases of stock for treasury	—	(254)
Dividends	(950)	—
Net cash provided by financing activities	1,817	1,441

Effect of Exchange Rate Changes on Cash and Cash Equivalents	24	102

Cash and Cash Equivalents
Net increase during the period	2,115	2,106
Balance at beginning of period	4,701	4,093
Balance at end of period	$6,816	$6,199

THE COCA-COLA COMPANY AND SUBSIDIARIES

Operating Segments

(UNAUDITED)

(In millions)

Three Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	April 3, 2009 (1)	March 28, 2008 (5)	% Fav. / (Unfav.)	April 3, 2009 (2)	March 28, 2008 (6)	% Fav. / (Unfav.)	April 3, 2009 (2), (3), (4)	March 28, 2008 (6), (7)	% Fav. / (Unfav.)
Eurasia & Africa	$503	$561	(10)	$207	$227	(9)	$202	$227	(11)
Europe	1,180	1,354	(13)	692	735	(6)	697	742	(6)
Latin America	860	901	(5)	454	506	(10)	457	507	(10)
North America	2,056	1,898	8	428	324	32	426	325	31
Pacific	1,140	1,004	14	456	388	18	453	384	18
Bottling Investments	1,822	2,089	(13)	(69)	17	—	(43)	159	—
Corporate	17	28	(39)	(305)	(323)	6	(377)	(385)	2
Eliminations	(409)	(456)	—	—	—	—	—	—	—
Consolidated	$7,169	$7,379	(3)	$1,863	$1,874	(1)	$1,815	$1,959	(7)

(1)  Intersegment revenues for the three months ended April 3, 2009, were approximately $45 million for Eurasia and Africa, $200 million for Europe, $32 million for Latin America, $12 million for North America, $94 million for Pacific and $26 million for Bottling Investments.

(2)          Operating income (loss) and income (loss) before income taxes for the three months ended April 3, 2009, were reduced by approximately $5 million for North America, $65 million for Bottling Investments and $22 million for Corporate, primarily as a result of restructuring costs, productivity initiatives and an asset impairment.

(3)          Income (loss) before income taxes for the three months ended April 3, 2009, was reduced by approximately $51 million for Bottling Investments and $1 million for Corporate, primarily attributable to our proportionate share of asset impairment charges and restructuring costs recorded by equity method investees.

(4)          Income (loss) before income taxes for the three months ended April 3, 2009, was reduced by approximately $27 million for Corporate due to an other-than-temporary impairment of a cost method investment.

(5)          Intersegment revenues for the three months ended March 28, 2008, were approximately $41 million for Eurasia and Africa, $231 million for Europe, $57 million for Latin America, $14 million for North America, $91 million for Pacific and $22 million for Bottling Investments.

(6)          Operating income (loss) and income (loss) before income taxes for the three months ended March 28, 2008, were reduced by approximately $2 million for North America, $4 million for Bottling Investments and $79 million for Corporate, primarily attributable to restructuring costs, asset impairments and productivity initiatives.

(7)          Income (loss) before income taxes for the three months ended March 28, 2008, benefited by approximately $5 million for Bottling Investments, primarily due to our proportionate share of a tax benefit recorded by an equity method investee, partially offset by our proportionate share of restructuring costs and asset impairment charges recorded by equity method investees.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(UNAUDITED)

(In millions except per share data)

	Three Months Ended April 3, 2009									% Change -
		Items Impacting Comparability				After				After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Certain Tax Matters (1)	Considering Items (Non-GAAP)		% Change - Reported (GAAP)		Considering Items (Non-GAAP)
Net Operating Revenues	$7,169					$7,169		(3	) (2)	(3	) (3)
Cost of goods sold	2,590					2,590		(1)		(1)
Gross Profit	4,579					4,579		(4)		(4)
Selling, general and administrative expenses	2,624					2,624		(6)		(6)
Other operating charges	92	$(75)	$(17)			—		—		—
Operating Income	1,863	75	17			1,955		(1)		0	(4)
Interest income	60					60		(8)		(8)
Interest expense	85					85		(27)		(27)
Equity income - net	17			$52		69		(88)		(48)
Other income (loss) - net	(40)	27				(13)		—		—
Income Before Income Taxes	1,815	102	17	52		1,986		(7)		(3)
Income taxes	456	3	6	13	$(14)	464		2		4
Consolidated Net Income	1,359	99	11	39	14	1,522		(10)		(4)
Less: Net income attributable to noncontrolling interests	11					11		0		0
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,348	$99	$11	$39	$14	$1,511		(10)		(4)
Diluted Net Income Per Share	$0.58	$0.04	$0.00	$0.02	$0.01	$0.65		(9)		(3)
Average Shares Outstanding - Diluted	2,319	2,319	2,319	2,319	2,319	2,319

Gross Margin	63.9%					63.9%
Operating Margin	26.0%					27.3%
Effective Tax Rate	25.1%					23.4	% (5)

	Three Months Ended March 28, 2008
		Items Impacting Comparability				After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Certain Tax Matters (1)	Considering Items (Non-GAAP)
Net Operating Revenues	$7,379					$7,379
Cost of goods sold	2,624					2,624
Gross Profit	4,755					4,755
Selling, general and administrative expenses	2,796					2,796
Other operating charges	85	$(82)	$(3)			—
Operating Income	1,874	82	3			1,959
Interest income	65					65
Interest expense	117					117
Equity income - net	137			$(5)		132
Other income (loss) - net	—					—
Income Before Income Taxes	1,959	82	3	(5)		2,039
Income taxes	448	14	1	(14)	$(2)	447
Consolidated Net Income	1,511	68	2	9	2	1,592
Less: Net income attributable to noncontrolling interests	11					11
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,500	$68	$2	$9	$2	$1,581
Diluted Net Income Per Share	$0.64	$0.03	$0.00	$0.00	$0.00	$0.67
Average Shares Outstanding - Diluted	2,351	2,351	2,351	2,351	2,351	2,351

Gross Margin	64.4%					64.4%
Operating Margin	25.4%					26.5%
Effective Tax Rate	22.9%					21.9%

Note:  Items to consider for comparability include primarily charges, gains, and accounting changes. Charges and accounting changes negatively impacting net income are reflected as increases to reported net income. Gains and accounting changes positively impacting net income are reflected as deductions to reported net income.

(1)  Primarily related to changes in reserves related to certain tax matters.

(2)  Net operating revenues excluding structural changes:

	2009	2008	% Change
Reported net operating revenues	$7,169	$7,379	(3)
Structural changes	—	(170)	—
Net operating revenues excluding structural changes	$7,169	$7,209	(1)

(3)  Net operating revenues after considering items impacting comparability for the three months ended April 3, 2009 includes a negative currency impact of approximately 10%. Currency neutral net operating revenue growth after considering items impacting comparability is 7%.

(4)  Operating income after considering items impacting comparability for the three months ended April 3, 2009 includes a negative currency impact of approximately 17%. Currency neutral operating income growth after considering items impacting comparability is 17%.

(5)  Effective tax rate after considering impact of net income attributable to noncontrolling interests:

2009
Income before income taxes of $1,986 less net income attributable to noncontrolling interests of $11	$1,975
Income taxes	$464
Effective tax rate after considering impact of net income attributable to noncontrolling interests	23.5%

The Company reports its financial results in accordance with U. S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of these financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability.  Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the Tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended April 3, 2009 and March 28, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Income (Loss) by Segment

(UNAUDITED)

(In millions)

										% Favorable
										(Unfavorable) -
	Three Months Ended April 3, 2009				Three Months Ended March 28, 2008					After
		Items Impacting Comparability		After		Items Impacting Comparability		After		Considering
		Asset		Considering		Asset		Considering	% Favorable	Items
	Reported	Impairments/	Productivity	Items	Reported	Impairments/	Productivity	Items	(Unfavorable) -	(Non-GAAP)
	(GAAP)	Restructuring	Initiatives	(Non-GAAP)	(GAAP)	Restructuring	Initiatives	(Non-GAAP)	Reported (GAAP)	(1)
Eurasia & Africa	$207			$207	$227			$227	(9)	(9)
Europe	692			692	735			735	(6)	(6)
Latin America	454			454	506			506	(10)	(10)
North America	428	$5		433	324	$2		326	32	33
Pacific	456			456	388			388	18	18
Bottling Investments	(69)	65		(4)	17	4		21	—	—
Corporate	(305)	5	$17	(283)	(323)	76	$3	(244)	6	(16)
Consolidated	$1,863	$75	$17	$1,955	$1,874	$82	$3	$1,959	(1)	0

(1) Currency neutral operating income growth after considering items impacting comparability for each operating segment is calculated as follows:

	% Favorable (Unfavorable) - After Considering Items (Non-GAAP)	% Currency Impact After Considering Items Impacting Comparability	% Favorable (Unfavorable) - Currency Neutral After Considering Items (Non-GAAP)
Eurasia & Africa	(9)	(26)	17
Europe	(6)	(14)	8
Latin America	(10)	(24)	14
North America	33	(2)	35
Pacific	18	5	13
Bottling Investments	—	—	—
Corporate	(16)	(14)	(2)
Consolidated	0	(17)	17

The Company reports its financial results in accordance with U. S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of these financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability.  Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the Tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended April 3, 2009 and March 28, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

The Coca-Cola Company

The Coca-Cola Company is the world’s largest beverage company, refreshing consumers with nearly 500 sparkling and still brands. Along with Coca-Cola, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, POWERADE, Minute Maid and Georgia Coffee. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of nearly 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate. For more information about our Company, please visit our website at www.thecoca-colacompany.com.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our liquidity and financial performance; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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